United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 26, 2025

SUNation Energy, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

171 Remington Boulevard Ronkonkoma, NY	11779
(Address of Principal Executive Offices)	(Zip Code)

(631) 750-9454

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	SUNE	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02  Termination of a Material Definitive Agreement.

As previously reported, on February 27, 2025, SUNation Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the purchase and sale of an aggregate of $15 million in securities in a first closing consisting of shares of common stock and pre-funded warrants. On April 7, 2025, at the second closing related to the Purchase Agreement, the Company issued an aggregate of $5 million in securities consisting of shares of Common Stock, Series A warrants to purchase shares of common stock (the “Series A Warrants”), and Series B warrants to purchase shares of common stock (the “Series B Warrants”) in a registered direct offering.

Subsequent to the second closing, the Series B Warrants were fully exercised and are no longer outstanding. The Series A Warrants, exercisable for up to an aggregate 652,174 shares of Common Stock, have not been exercised to date. On June 26, 2025, the Company and the holders of the Series A Warrants mutually agreed to terminate and cancel the Series A Warrants pursuant to the terms thereof in exchange for an aggregate payment to the Series A Warrant holders of approximately $267,392. In addition, the holders of the Series A Warrants have agreed to amend the Purchase Agreement by eliminating Section 4.11 thereof, which contained prohibitions on the Company’s utilization of its existing ATM Facility and certain subsequent equity sales. In connection therewith, the parties mutually agreed to retain the holders’ right until April 21, 2026 to participate, in their discretion and without obligation, in equity offerings, if any, by the Company for up to an aggregate of 50% of such offering, on the terms determined and offered by the Company. As a result of the foregoing, the Series A Warrants are immediately null and void and of no further force or effect.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNATION ENERGY, INC.

	By:	/s/ James Brennan
James Brennan
Chief Financial Officer

Date: June 26, 2025

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